UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2011

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 - 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 31, 2011, Ms. Liane Pelletier notified the Board of Directors of Alaska Communications Systems Group, Inc., a Delaware corporation (the “Company”) that she does not intend to stand for re-election at the 2011 Annual Meeting of Shareholders.  There are no disagreements with Ms. Pelletier on any matter relating to our operations, policies or practices.

Ms. Pelletier stepped down from her position as Chair of the Board of Directors effective on April 1, 2011. The Board of Directors determined that it is in the best interest of the Company to suspend the position of Lead Independent Director and to appoint a non-employee independent director as Board Chair.

(d) On April 1, 2011, the Board of Directors of the Company, approved a new Non-Employee Director Compensation and Reimbursement Policy (“Director Compensation Policy”).  The new Director Compensation Policy is intended to better align the compensation of non-employee directors with the interests of the Company’s shareholders. The terms of the Director Compensation Policy are as follows:

a)	an annual retainer of $20,000 payable in four quarterly installments of $5,000 each and 3,000 shares or share equivalents, payable in four quarterly installments of 750 each;
b)	$1,500 for each Board and committee meeting attended in person, or $750, if attended telephonically;
c)	$2,500 for each audit committee meeting attended in person, or $1,250, if attended telephonically; and
d)	The chair of the audit committee and the compensation and personnel committee shall each receive an additional annual retainer of $5,000 payable in four quarterly installments of $1,250 each.

The Director Compensation Policy provides that the non-employee Board Chair will receive an annual retainer of $100,000 payable in four quarterly installments of $25,000 each and shares or share equivalents valued at $50,000, payable in four quarterly installments on the basis of the closing price at the end of each quarter for $12,500 worth of shares. The Board Chair will not be eligible for committee chair or meeting fees.

Under the Director Compensation Policy, each non-employee director is expected to hold at least 5,000 shares of the Company’s common stock or common stock equivalents by March 2010 or the fifth anniversary of such Director’s continuous service to the Board of Directors, whichever is later.

The Director Compensation Policy also provides for reimbursement of reasonable expenses incurred directly in association with the provision of director services for the Company. Reasonable expenses include reasonable travel, food, lodging, and service expenses incurred in the course of attending board and committee meetings.

Item 8.01     Other Events.

On April 5, 2011, the Company announced in a press release that Edward (Ned) J. Hayes, Jr. was elected Chair of the Company’s Board of Directors effective on April 1, 2011. A copy of the Company’s press release of April 5, 2011 is attached to the report as Exhibit 99.1

Item 9.01     Financial Statements and Exhibits.

99.1      Alaska Communications Systems Group, Inc. Press Release date April 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2011	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary